UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: September 25, 2018
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001‑36180	20‑3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)
(408) 855‑5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐    Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.    Regulation FD Disclosure.

In connection with the disclosure of the security incident discussed in Item 8.01 below, on September 25, 2018, Chegg, Inc. (the “Company” or “Chegg”) reaffirmed its previous guidance for the third quarter of 2018 as most recently stated in the press release issued on July 30, 2018 and furnished as an exhibit to a Current Report on Form 8‑K filed that day with the Securities and Exchange Commission (the “SEC”) (the “July Guidance”).  Chegg also announced that it currently believes that the security incident discussed in Item 8.01 below will not have a material impact on its financial results for the full year ending December 31, 2018.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by Chegg with the SEC, whether made before or after the date of this Current Report on Form 8‑K, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01    Other Events.

On September 19, 2018, Chegg learned that on or around April 29, 2018, an unauthorized party gained access to a Company database that hosts user data for chegg.com and certain of the Company’s family of brands such as EasyBib. The Company understands that the information that may have been obtained could include a Chegg user’s name, email address, shipping address, Chegg username, and hashed Chegg password. The investigation into the incident, which is supported by third-party forensics, is ongoing. To date, the Company understands that no social security numbers or financial information such as users’ credit card numbers or bank account information were obtained. The Company expects to start notifying approximately 40 million active and inactive registered users and certain regulatory authorities on September 26, 2018.

Chegg takes the security of its users’ information seriously and will be initiating a password reset process for all user accounts.

Forward-Looking Statements

This Current Report on Form 8‑K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8‑K other than statements of historical fact, including statements regarding when the Company anticipates notifying affected users, are forward-looking statements. The words “believe,” “may,” “will,” “would,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “endeavor,” “expect,” “plans to,” “if,” “future,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this Form 8-K relate to, among other things, the anticipated timing and number of user notifications, the Company’s anticipated security enhancements and remediation efforts, the Company’s reaffirmed guidance for the third quarter of 2018 and belief regarding the impact of the security incident on full year financial results for 2018. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the impact of additional information concerning the security incident, including the scope of the unauthorized access and type of information accessed, costs released to the unauthorized access and related ongoing investigation and any resulting liabilities, the outcome of the ongoing investigation, uncertainty regarding any future civil litigation, governmental investigations and enforcement proceedings, uncertainties regarding the scope and effectiveness of security enhancements and remediation efforts, uncertainties regarding the impact to the Company’s brands and reputation, and uncertainties regarding the impact of the security incident, notification of users, security enhancements and remediation efforts on the Company’s business, financial position and results of operations, in addition to those risks those described in Part II,

Item 1A, “Risk Factors” in the Company’s Quarterly Report on Form 10‑Q for the Quarterly Period ended June 30, 2018 and filed with the SEC on July 30, 2018 (the “Form 10‑Q”) and in its other filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed herein and in the Form 10‑Q may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read the Form 10‑Q completely and with the understanding that our actual future results may be materially different from what we expect. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By: /s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: September 25, 2018